                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACTION OF 1934

     Date of Report (Date of earliest event reported): September 19, 1997

                           EARTHLINK NETWORK, INC.
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            (Exact Name of registrant as Specified in its Charter)

          DELAWARE                     000-20799              95-4481766
----------------------------    ------------------------   -------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)


3100 NEW YORK DRIVE, SUITE 210, PASADENA, CA                    91107
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  (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (626) 296-2400


                                 NOT APPLICABLE
------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

    On September 19, 1997 the Company closed a private placement of 1,459,759 shares of its unregistered restricted Common Stock for an aggregate purchase price of approximately $15.7 million. The financing was offered and sold solely to accredited investors. The Company intends to use the proceeds of the financing for general working capital purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

            Not Applicable

        (b) THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION AND EXHIBITS ARE FILED AS PART OF THIS REPORT:

        Unaudited Pro Forma Balance Sheet at June 30, 1997

        Unaudited Pro Forma Statement of Operations for the six month period ended June 30, 1997

        Notes to Unaudited Pro Forma Financial Information

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

    The following unaudited pro forma balance sheet and statement of operations and the related footnote information are based on the historical unaudited financial statements of the Company as of June 30, 1997 and for the six month period then ended adjusted to give effect to the Company's sale of 1,459,759 shares of its unregistered Common Stock to certain directors, stockholders, management and other accredited investors. Proceeds from the private offering net of costs were approximately $15.5 million. The holders of the shares are entitled to all of the dividends and voting rights associated with the Company's Common Stock, but the shares are restricted, unregistered shares and transferable only in accordance with Rule 144 of the Securities Act of 1933, as amended. The unaudited Pro Forma Balance Sheet gives effect to the transaction described above as if it had occurred on June 30, 1997. The Unaudited Pro Forma Statement of Operations gives effect to the transaction described above as if it had occurred on January 1, 1997. The pro forma financial information is presented for informational purposes and does not purport to represent what the Company's actual results of operations or financial position would have been if the transaction described above had been consummated on January 1, 1997 or on June 30, 1997, as the case may be, or which may result from future operations.

                            EARTHLINK NETWORK, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS
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
                                                                         PRO
                                        ACTUAL(1)    ADJUSTMENTS(2)    FORMA(3)
                                        ---------    --------------  -----------
Current assets:
  Cash and cash equivalents...........  $  6,165       $  15,482       $ 21,647
  Restricted short-term investment....     1,050                          1,050
  Accounts receivable, net............     2,500                          2,500
  Prepaid expenses....................     1,121                          1,121
  Other assets........................     1,077                          1,077
                                        --------       ---------       --------
    Total current assets..............    11,913          15,482         27,395
Other long-term assets................       408                            408
Property and equipment, net...........    22,454                         22,454
Intangibles, net......................     1,612                          1,612
                                        --------       ---------       --------
                                        $ 36,387       $  15,482       $ 51,869
                                        --------       ---------       --------
                                        --------       ---------       --------

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable..............  $  5,404                       $  5,404
  Accrued payroll and related
   expenses...........................     2,564                          2,564
  Other accounts payable and accrued
   liabilities........................     2,723                          2,723
  Current portion of capital lease
   obligations........................     5,194                          5,194
  Notes payable.......................     5,000                          5,000
  Deferred revenue....................     2,745                          2,745
                                        --------                       --------
    Total current liabilities.........    23,630                         23,630
Long-term debt--notes payable.........     1,271                          1,271
Long-term debt of capital lease
  obligations.........................     7,721                          7,721
                                        --------                       --------
    Total liabilities.................    32,622                         32,622
                                        --------                       --------
Stockholders' equity
  Common stock, $0.01 par value,
   50,000,000 shares authorized,
   9,753,622 issued and outstanding,
   actual 11,213,381 issued and
   outstanding, pro forma.............        98              14            112

  Additional paid-in capital..........    55,276          15,468         70,744
  Warrants to purchase common stock...       675                            675
  Accumulated deficit.................   (52,284)                       (52,284)
                                        --------       ---------       --------
Total stockholders' equity............     3,765          15,482         19,417
                                        --------       ---------       --------
                                        $ 36,387       $  15,482       $ 51,869
                                        --------       ---------       --------
                                        --------       ---------       --------

------------------------
(1) Reflects the unaudited financial position of EarthLink Network Inc. as of June 30, 1997

(2) Adjustments to reflect the sale of 1,459,759 shares of the Company's Common Stock as if the transaction had been consummated on June 30, 1997. See Notes to Unaudited Pro Forma Balance Sheet

(3) Reflects the financial position of EarthLink Network Inc. on a pro forma basis, assuming the sale of 1,459,759 shares of the Company's Common Stock as if the transaction had been consummated on June 30, 1997.

                             EARTHLINK NETWORK, INC
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       SIX MONTHS ENDED
                                                        JUNE 30, 1997
                                                    ----------------------
                                                                   PRO
                                                    ACTUAL(1)    FORMA(2)
                                                    ----------  ----------
Recurring revenues................................  $   31,565  $   31,565
Other revenues....................................       2,999       2,999
                                                    ----------  ----------
    Total Revenues................................      34,564      34,564

Cost of recurring revenues........................      17,142      17,142
Cost of other revenues............................       1,719       1,719
Sales and marketing...............................      10,017      10,017
General and administrative expenses...............       6,951       6,951
Operations and customer support...................      14,213      14,213
                                                    ----------  ----------
                                                        50,042      50,042
                                                    ----------  ----------

Loss from operations..............................     (15,478)    (15,478)
Interest expense..................................        (951)       (951)
Interest income...................................         300         300
                                                    ----------  ----------
Net loss..........................................  $  (16,129) $  (16,129)
                                                    ----------  ----------
                                                    ----------  ----------

                                                    ----------  ----------
Net loss per share................................  $    (1.71) $    (1.48)
                                                    ----------  ----------
                                                    ----------  ----------

Weighted average shares...........................       9,421      10,881
                                                    ----------  ----------
                                                    ----------  ----------

------------------------

(1) Reflects the unaudited results of operations of EarthLink Network Inc. for the six months ended June 30, 1997.

(2) Reflects the results of operations for EarthLink Network Inc., on a pro forma basis, assuming the sale of 1,459,759 shares of Common Stock had been consummated as of January 1, 1997.

                              EARTHLINK NETWORK
                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                         AND STATEMENT OF OPERATIONS

1. BASIS OF PRESENTATION

    The condensed balance sheet and the statement of operations of EarthLink Network, Inc. ("EarthLink" or the "Company") as of and for the six month period ended June 30, 1997 and the related footnote information are unaudited and have been prepared on a basis substantially consistent with the Company's audited financial statements as of December 31, 1996 contained in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "Annual Report"). These financial statements should be read in conjunction with the audited financial statements and the related notes thereto contained in the Company's Annual Report. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) which management considers necessary to present fairly the financial position of the Company at June 30, 1997 and the results of operations for the six month ended 1997. The results of operations for the six month period ended June 30, 1997 may not be indicative of the results expected for any succeeding quarter or the entire year ending December 31, 1997.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

    The Unaudited Pro Forma Balance Sheet as of June 30, 1997, reflects the financial position of EarthLink Network, Inc. ("EarthLink" or the "Company") at June 30, 1997 on a pro forma basis, assuming the Company's sale of 1,459,759 shares of its $0.01 par value Common Stock to certain directors, management, stockholders and other accredited investors on June 30, 1997.

    The Unaudited Pro Forma Statement of Operations for the six month period ended June 30, 1997 reflects the results of operations for the Company for the six month period assuming the offering had been consummated on January 1, 1997. Hence the 1,459,759 shares issued were considered as outstanding and included in the compilation of loss per share.

2. NET LOSS PER SHARE

    For the six month period ended June 30, 1997, options to purchase shares of Common Stock, warrants to purchase shares of Common Stock and debt instruments convertible into shares of Common Stock are excluded from the calculation as their effect is antidilutive. Pro forma loss per share is computed using the same basis as the loss per share except the pro forma weighted average shares is calculated assuming the private offering described above had been consummated on January 1, 1997.

    (c) EXHIBITS

    The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-------------   ----------------------
      4.1       Stock Subscription Agreement (Form of)

      4.2       Registration Rights Agreement, as amended (incorporated by reference to Exhibit 4.4 to the Company's
                Registration Statement on Form S-1-File No. 333-15781)

       27.1    Financial Data Schedule
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

                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EARTHLINK NETWORK, INC.



Date: September 24, 1997              /s/ Charles G. Betty
---------------------------------     ----------------------------------------
                                      Charles G. Betty,
                                      President, Chief Executive Officer,
                                      Director and Acting Chief Financial
                                      Officer


                                EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
   4.1         Stock Subscription Agreement (Form of)

   4.2 Registration Rights Agreement, as amended (incorporated by reference to Exhibit 4.4 to the Company's Registration
               Statement on Form S-1-File No. 333-15781)

  27.1         Financial Data Schedule
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